Exhibit 99.1


                                                                  Conformed Copy

                          AMENDMENT TO RIGHTS AGREEMENT

            AMENDMENT, dated as of February 9, 1998, to the Rights Agreement, dated as of September 13, 1996 by and between Culligan Water Technologies, Inc. (the "Company") and American Stock Transfer & Trust Company (as Rights Agent) (as heretofore amended, the "Rights Agreement").

            WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement; and

            WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 26 thereof; and

            WHEREAS, the Company intends to enter into an Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the "Merger Agreement"), dated as of February 9, 1998, among the Company and United States Filter Corporation ("USF") and Palm Water Acquisition Corp., as the same may be amended from time to time (all capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement); and

            WHEREAS, the Board of Directors has determined that the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and its stockholders; and

            WHEREAS, the Board of Directors has determined that it is in the best interest of the Company and its stockholders to amend the Rights Agreement to exempt the Merger Agreement and the transactions contemplated thereby from the application of the Rights Agreement.

            NOW, THEREFORE, the Company hereby amends the Rights Agreement as follows:

            1. Section 1(a) of the Rights Agreement is hereby modified, amended and restated in its entirety as follows:

            "`Acquiring Person' shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 9.9 percent (9.9%) or more of the shares of Common Stock then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company,
            (iv) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan or (v) any Exempted Person. Notwithstanding the foregoing, neither United States Filter Corporation, an Delaware corporation ("USF"), Palm Water Acquisition Corp., a Delaware



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            corporation ("Sub"), nor any other Person, shall be deemed to be an
            Acquiring Person by virtue of the Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the "Merger Agreement") to be entered into as of February 9, 1998, among the Company, USF and Sub, or as a result of the consummation of the transactions contemplated thereby."

            2. Section 1(g) of the Rights Agreement is hereby modified, amended and restated in its entirety as follows:

            "`Exempted Person' shall mean any Person who (i) was the Beneficial Owner, on February 9, 1998, of securities representing 9.9 percent (9.9%) or more of the shares of Common Stock outstanding on February 9, 1998, and such Person's Affiliates and Associates, provided that such Person, together with such Person's Affiliates and Associates, does not increase its percentage ownership of the outstanding Common Stock by any amount over its percentage ownership on February 9, 1998 as a result of the purchase or acquisition of shares of Common Stock following such date, (ii) becomes, after the date hereof, the Beneficial Owner of securities representing 9.9 percent (9.9%) or more of the outstanding shares of Common Stock as a result of a Qualified Offer."

            3. Section 1(m) of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

            "Neither the execution and delivery of the Merger Agreement nor consummation of the transactions contemplated by the Merger Agreement, shall cause a Stock Acquisition Date."

            4. Section 1(o) of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

            "Neither the execution and delivery of the Merger Agreement nor consummation of the transactions contemplated by the Merger Agreement, shall be deemed to be a Triggering Event."

            5. Section 3(a) of the Rights Agreement is hereby modified and amended by adding the following sentence at the end thereof:

            "Neither the execution and delivery of the Merger Agreement nor consummation of the transactions contemplated by the Merger Agreement, shall cause a Distribution Date."

            6. Clause (i) of Section 7(a) of the Rights Agreement is hereby modified, amended and restated in its entirety as follows:

            "(x) the later of 5:00 P.M. (New York City time) on September 13, 1998 and the date the Merger Agreement is terminated, (y) such other date as may be

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            established by the Board of Directors prior to the expiration of the
            Rights (such date, as it may be extended by the Board, the "Final Expiration Date"), or (z) the time immediately prior to the consummation of the merger contemplated by the Merger Agreement, or"

            7. Section 15 of the Rights Agreement is hereby modified and amended to add the following sentence at the end thereof:

            "Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedy or claim under this Agreement in connection with any transactions contemplated by the Merger Agreement."

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            IN WITNESS WHEREOF, this Amendment has been duly executed by the
Company and the Rights Agent as of the day and year first written above.

                           CULLIGAN WATER TECHNOLOGIES, INC.

                           By:   /s/ Edward A. Christensen

                           Name: Edward A. Christensen
                           Title: Vice President

                           AMERICAN STOCK TRANSFER & TRUST COMPANY
                           (as Rights Agent)

                           By:   /s/ Herbert J. Lemmer

                           Name: Herbert J. Lemmer
                           Title: Vice President




























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